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                                   EXHIBIT 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-28779 and No. 33-29304) of Teltone Corporation of our report dated July 23, 1999, relating to the financial statements appearing in this Form 10-KSB.




/s/ PricewaterhouseCoopers LLP




PricewaterhouseCoopers LLP
Seattle, Washington
September 24, 1999